Exhibit 99.1

Globus Medical Reports Second Quarter 2016 Results

AUDUBON, PA, July 26, 2016: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced its financial results for the second quarter ended June 30, 2016.

•	Worldwide sales increased 2.9% as reported to $137.5 million, or 3.1% on a constant currency basis

•	Second quarter net income increased 7.3% to $25.8 million, or 18.8% of sales

•	Diluted earnings per share (EPS) increased 6.9% to $0.27

•	Non-GAAP diluted EPS increased 10.6% to $0.29

•	Non-GAAP Adjusted EBITDA (AEBITDA) was 36.5% of sales

•	Company issues new 2016 guidance for sales of $575 million

David Paul, Chairman and CEO said, “Second quarter sales were $137.5 million, a year-over-year increase of approximately 3%. The Globus team essentially grew sales along with the overall spine market this quarter but leveraged that top line growth into non-GAAP EPS of $0.29, which was 10.6% higher than the same quarter last year. Our AEBITDA for the quarter was 36.5% of sales, compared to 35.0% in the second quarter of 2015, marking the eighth consecutive year of mid-thirties AEBITDA margin.

During the second quarter, we continued progress with product development, sales force expansion and made further progress integrating our two most recent acquisitions. We remain confident in our long term growth prospects and our ability to sustain our industry leading profitability by the continued execution of our strategy of introducing innovative products, expanding our U.S. and international sales footprint, and controlling our expenses.”

Second quarter sales in the U.S. grew by 2.7% over the second quarter of 2015. International sales increased by 5.7% over the second quarter of 2015 on an as reported basis and 8.1% on a constant currency basis.

Second quarter net income was $25.8 million, an increase of 7.3% over the same period last year. Diluted EPS for the second quarter was $0.27, as compared to $0.25 for the second quarter 2015. Non-GAAP diluted EPS for the second quarter was $0.29.

The company generated net cash provided by operating activities of $23.0 million and non-GAAP free cash flow of $13.0 million in the second quarter. Cash, cash equivalents and marketable securities ended the quarter at $390.1 million. The company remains debt free.

2016 and 2017 Annual Guidance
The company today issued new guidance for full year 2016 sales of approximately $575 million including $10M from the Alphatec International acquisition, and GAAP earnings per share of approximately $1.17. Guidance for non-GAAP diluted EPS, which excludes, among other things, acquisition related items as described below, remains unchanged at $1.20 per share. The company preliminarily projects 2017 full year sales of $640M including $40M from the acquisition and expects to provide guidance at the fourth quarter call.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2016 second quarter results with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

If you are unable to participate during the live teleconference, the call will be archived until Tuesday, August 2, 2016. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 5041-7612.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provisions for litigation, and acquisition related items, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Acquisition related items represents the change in fair value of business acquisition related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees.

In addition, for the period ended June 30, 2016 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represents net income and diluted earnings per share excluding the provision for litigation, acquisition related items, and adjusted for the tax effects of such adjustments. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, acquisition related items, and adjusted for the tax effects of such adjustments, which we believe are not reflective of underlying business trends. Additionally, for the periods ended June 30, 2016 and for other comparative periods, we also define the non-GAAP measure of Free Cash Flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period. We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP Adjusted EBITDA, non-GAAP net income, non-GAAP Diluted Earnings Per Share, Free Cash Flow and constant currency sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP Adjusted EBITDA, non-GAAP net income, non-GAAP Diluted Earnings Per Share, Free Cash Flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable. Additionally, we have recast prior periods for non-GAAP net income and non-GAAP Diluted Earnings Per Share.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Sales	$137,489	$133,570	$276,753	$265,174
Cost of goods sold	32,856	32,579	64,500	64,686
Gross profit	104,633	100,991	212,253	200,488

Operating expenses:
Research and development	11,251	9,081	21,450	17,737
Selling, general and administrative	52,408	54,506	106,978	106,795
Provision for litigation	3,056	374	3,056	406
Total operating expenses	66,715	63,961	131,484	124,938

Operating income	37,918	37,030	80,769	75,550
Other income, net	418	441	1,178	94
Income before income taxes	38,336	37,471	81,947	75,644
Income tax provision	12,530	13,417	28,131	26,942

Net income	$25,806	$24,054	$53,816	$48,702

Earnings per share:
Basic	$0.27	$0.25	$0.56	$0.51
Diluted	$0.27	$0.25	$0.56	$0.51
Weighted average shares outstanding:
Basic	95,585	94,979	95,491	94,884
Diluted	96,426	96,049	96,359	95,977

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

(In thousands, except par value)	June 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$95,342	$60,152
Restricted cash	11,235	26,119
Short-term marketable securities	229,170	220,877
Accounts receivable, net of allowances of $2,338 and $2,513, respectively	74,713	77,681
Inventories	104,417	105,260
Prepaid expenses and other current assets	5,420	7,351
Income taxes receivable	15,132	8,672
Deferred income taxes	—	38,687
Total current assets	535,429	544,799
Property and equipment, net of accumulated depreciation of $151,752 and $139,144, respectively	119,077	114,743
Long-term marketable securities	65,625	48,762
Intangible assets, net	32,993	33,242
Goodwill	91,964	91,964
Other assets	302	590
Deferred income taxes	24,086	—
Total assets	$869,476	$834,100

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,628	$15,971
Accrued expenses	47,887	53,769
Income taxes payable	664	763
Business acquisition liabilities, current	10,101	12,188
Total current liabilities	70,280	82,691
Business acquisition liabilities, net of current portion	17,950	21,126
Deferred income taxes	—	13,260
Other liabilities	1,715	1,699
Total liabilities	89,945	118,776
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 95,650 and 95,320 shares at June 30, 2016 and December 31, 2015, respectively	96	95
Additional paid-in capital	202,797	192,629
Accumulated other comprehensive loss	(1,736)	(1,958)
Retained earnings	578,374	524,558
Total equity	779,531	715,324
Total liabilities and equity	$869,476	$834,100

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
(In thousands)	June 30, 2016	June 30, 2015
Cash flows from operating activities:
Net income	$53,816	$48,702
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,698	11,579
Amortization of premium on marketable securities	2,085	1,370
Write-down for excess and obsolete inventories	4,536	4,730
Stock-based compensation expense	5,690	4,669
Excess tax benefit related to nonqualified stock options	(764)	(1,317)
Allowance for doubtful accounts	148	717
Change in deferred income taxes	1,625	(5,047)
(Increase)/decrease in:
Restricted cash	14,884	(1,312)
Accounts receivable	2,624	1,591
Inventories	(3,812)	(11,651)
Prepaid expenses and other assets	1,114	(897)
Increase/(decrease) in:
Accounts payable	(1,707)	(66)
Accounts payable to related-party	—	(5,359)
Accrued expenses and other liabilities	(10,078)	(65)
Income taxes payable/receivable	(5,796)	187
Net cash provided by operating activities	78,063	47,831

Cash flows from investing activities:
Purchases of marketable securities	(172,886)	(143,691)
Maturities of marketable securities	129,495	85,444
Sales of marketable securities	16,602	39,085
Purchases of property and equipment	(20,142)	(25,126)
Acquisition of businesses, net of cash acquired	—	(48,016)
Net cash used in investing activities	(46,931)	(92,304)

Cash flows from financing activities:
Payment of business acquisition liabilities	(400)	(600)
Proceeds from exercise of stock options	3,575	3,015
Excess tax benefit related to nonqualified stock options	764	1,317
Net cash provided by financing activities	3,939	3,732

Effect of foreign exchange rate on cash	119	35

Net decrease in cash and cash equivalents	35,190	(40,706)
Cash and cash equivalents, beginning of period	60,152	82,265
Cash and cash equivalents, end of period	$95,342	$41,559

Supplemental disclosures of cash flow information:
Interest paid	2	9
Income taxes paid	$32,214	$31,880

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
United States	$124,716	$121,487	$252,276	$241,470
International	12,773	12,083	24,477	23,704
Total sales	$137,489	$133,570	$276,753	$265,174

Sales by Product Category:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Innovative Fusion	$69,442	$71,571	$139,488	$141,941
Disruptive Technology	68,047	61,999	137,265	123,233
Total sales	$137,489	$133,570	$276,753	$265,174
Liquidity and Capital Resources:

(Unaudited)	June 30, 2016	December 31, 2015
(In thousands)
Cash and cash equivalents	$95,342	$60,152
Short-term marketable securities	229,170	220,877
Long-term marketable securities	65,625	48,762
Total cash, cash equivalents and marketable securities	$390,137	$329,791

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$465,149	$462,108
The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands, except percentages)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income	$25,806	$24,054	$53,816	$48,702
Interest income, net	(602)	(278)	(1,098)	(556)
Provision for income taxes	12,530	13,417	28,131	26,942
Depreciation and amortization	7,022	5,905	13,698	11,579
EBITDA	44,756	43,098	94,547	86,667
Stock-based compensation expense	2,920	2,538	5,690	4,669
Provision for litigation	3,056	374	3,056	406
Acquisition related items	(519)	730	155	1,314
Adjusted EBITDA	$50,213	$46,740	$103,448	$93,056

Net income as a percentage of sales	18.8%	18.0%	19.4%	18.4%
Adjusted EBITDA as a percentage of sales	36.5%	35.0%	37.4%	35.1%

Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income	$25,806	$24,054	$53,816	$48,702
Provision for litigation	3,056	374	3,056	406
Acquisition related items	(519)	730	155	1,314
Tax effect of adjusting items	(847)	(398)	(1,072)	(614)
Non-GAAP net income	$27,496	$24,760	$55,955	$49,808
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(Per share amounts)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Diluted earnings per share, as reported	$0.27	$0.25	$0.56	$0.51
Provision for litigation	0.03	—	0.03	—
Acquisition related items	(0.01)	0.01	—	0.01
Tax effect of adjusting items	(0.01)	—	(0.01)	(0.01)
Non-GAAP diluted earnings per share*	$0.29	$0.26	$0.58	$0.52
* amounts might not add due to rounding
Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net cash provided by operating activities	$23,016	$13,161	$78,063	$47,831
Adjustment for impact of restricted cash	784	1,312	(14,884)	1,312
Purchases of property and equipment	(10,776)	(17,898)	(20,142)	(25,126)
Non-GAAP free cash flow	$13,024	$(3,425)	$43,037	$24,017

Non-GAAP Sales on a Constant Currency Basis Comparative Table:

(Unaudited)	Three Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	June 30, 2016	June 30, 2015
United States	$124,716	$121,487	2.7%	—	2.7%
International	12,773	12,083	5.7%	$(287)	8.1%
Total sales	$137,489	$133,570	2.9%	$(287)	3.1%

(Unaudited)	Six Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	June 30, 2016	June 30, 2015
United States	$252,276	$241,470	4.5%	—	4.5%
International	24,477	23,704	3.3%	$(823)	1.3%
Total sales	$276,753	$265,174	4.4%	$(823)	4.7%

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com